Exhibit 99.1

3e TECHNOLOGIES INTERNATIONAL, INC.

(FORMERLY KNOWN AS AEPTEC MICROSYSTEMS, INC.)

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Table of Contents

Page
Independent Auditor’s Report	1

Audited Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements of Stockholders’ Equity (Deficit)	5

Statements of Cash Flows	6 - 7

Notes to Financial Statements	8 - 19

Independent Auditor’s Report

Board of Directors

3e Technologies International, Inc. (formerly known as AEPTEC Microsystems, Inc.)

Rockville, Maryland

We have audited the accompanying Balance Sheets of 3e Technologies International, Inc. (formerly known as AEPTEC Microsystems, Inc.) as of December 31, 2005 and 2004, and the related Statements of Operations, Stockholders’ Equity (Deficit) and Cash Flows for the years then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3e Technologies International, Inc. (formerly known as AEPTEC Microsystems, Inc.) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Rockville, Maryland

April 12, 2006

December 31,	2005	2004
Assets
Current assets
Cash and cash equivalents	$230,558	$337,143
Accounts receivable	5,924,092	7,086,609
Inventory	805,932	471,404
Deferred income tax asset	239,000	87,000
Income taxes receivable	25,400	—
Other current assets	327,631	81,096

Total current assets	7,552,613	8,063,252

Property and equipment
Furniture, fixtures and equipment	1,411,341	1,319,130
Less: Accumulated depreciation	(1,147,994)	(963,855)

Net property and equipment	263,347	355,275

Other assets
Deposits	67,033	61,690
Intangible asset, net	280,150	—

Total other assets	347,183	61,690

Total assets	$8,163,143	$8,480,217

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Balance Sheets

	2005	2004
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Bank overdraft	$134,006	$91,556
Line of credit	2,284,542	2,897,716
Convertible note payable	1,000,000	—
Due to affiliates	—	125,080
Capital lease obligations	—	32,687
Accounts payable and accrued expenses	3,758,751	2,863,948
Accrued salaries and related liabilities	977,170	873,430
Provision for overapplied indirect rates	616,320	628,133
Income taxes payable	—	147,873

Total current liabilities	8,770,789	7,660,423

Long term liabilities
Deferred rent	60,435	71,242

Total liabilities	8,831,224	7,731,665

Commitments and contingencies
Stockholders’ equity (deficit)
Common stock - Class A Voting - $.01 par value, 100,000,000 shares authorized, 30,430,000 and 35,164,000 shares issued and outstanding in 2005 and 2004, respectively	304,300	351,640
Common stock - Class B Non - Voting - .01 par value, 100,000,000 shares authorized, 1,657,300 and 4,836,000 shares issued and outstanding in 2005 and 2004, respectively	16,573	48,360
Additional paid-in capital	612,888	87,584
(Accumulated deficit) retained earnings	(1,601,842)	260,968

Total stockholders’ equity (deficit)	(668,081)	748,552

Total liabilities and stockholders’ equity (deficit)	$8,163,143	$8,480,217

The accompanying Notes to Financial Statements are an integral part of these financial statements.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Statements of Operations

Years Ended December 31,	2005	2004
Contract revenue	$25,703,264	$26,004,092

Direct costs
Direct labor	4,918,019	5,018,065
Consultants	142,960	367,541
Subcontractors	2,293,195	1,518,221
Other direct costs	8,294,728	9,055,869
Inventory write down to market	295,480	—

Total direct costs	15,944,382	15,959,696

Gross margin	9,758,882	10,044,396

Indirect costs
Fringe benefit expenses	2,808,195	2,863,374
Overhead expenses	3,099,624	3,213,065
General and administrative expenses	3,859,283	4,136,269

Total indirect costs	9,767,102	10,212,708

Loss from operations	(8,220)	(168,312)

Other income (expense)
Debt forgiveness income	—	1,098,711
Settlement costs (Note 15)	(1,704,592)	—
Interest expense	(139,496)	(83,407)

Total	(1,844,088)	1,015,304

Net (loss) income before provision for income taxes	(1,852,308)	846,992
Provision for income taxes	10,502	393,826

Net (loss) income	$(1,862,810)	$453,166

The accompanying Notes to Financial Statements are an integral part of these financial statements.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Statements of Stockholders’ Equity

Years Ended December 31, 2005 and 2004	Class A Common Stock	Class B Common Stock	Additional Paid- in Capital	(Accumulated Deficit) Retained Earnings	Total
Balance, January 1, 2004	$351,640	$48,360	$58,366	$(192,198)	$266,168
Exercise of stock options for 691,000 shares of Class B common stock obtained from Aepco	—	—	6,910	—	6,910
Stock compensation for vested stock options under APB 25	—	—	22,308	—	22,308
Net income	—	—	—	453,166	453,166

Balance, December 31, 2004	351,640	48,360	87,584	260,968	748,552
Exercise of stock options for 58,000 shares of Class B common stock obtained from Aepco	—	—	7,556	—	7,556
Issuance of 100,000 shares of Class B common stock and warrants to purchase 500,000 of Class B common stock	—	1,000	310,278	—	311,278
Stock compensation for vested stock options under APB 25	—	—	127,343	—	127,343
Retirement of 3,278,750 shares of Class B common stock	—	(32,787)	32,787	—	—
Forfeiture of 4,734,000 shares of Class A common stock	(47,340)	—	47,340	—	—
Net loss	—	—	—	(1,862,810)	(1,862,810)

Balance, December 31, 2005	$304,300	$16,573	$612,888	$(1,601,842)	$(668,081)

The accompanying Notes to Financial Statements are an integral part of these financial statements.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Statements of Cash Flows

Years Ended December 31,	2005	2004
Cash flows from operating activities
Net (loss) income	$(1,862,810)	$453,166
Adjustments to reconcile net (loss) income to net cash used by operating activities
Depreciation and amortization	222,129	253,489
Deferred income taxes	(152,000)	94,892
Debt forgiveness income	—	(1,098,711)
Note receivable write off	—	82,814
Stock based compensation	127,343	22,308
Inventory write down to market	295,480	—
(Increase) decrease in
Accounts receivable	1,162,517	(2,720,366)
Inventory	(630,008)	(273,470)
Income taxes receivable	(173,273)	113,939
Other current assets	(246,535)	(27,761)
Deposits	(5,342)	3,021
Increase (decrease) in
Accounts payable and accrued expenses	894,803	1,367,311
Accrued salaries and related liabilities	103,740	175,232
Provision for overapplied indirect rates	(11,813)	(55,276)
Deferred rent	(10,807)	9,454
Income taxes payable	—	147,873

Net cash used by operating activities	(286,576)	(1,452,085)

Cash flows from investing activities
Purchases of property and equipment	(99,072)	(72,266)

The accompanying Notes to Financial Statements are an integral part of these financial statements.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Statements of Cash Flows (Continued)

Years Ended December 31	2005	2004
Cash flows from financing activities
Bank overdraft	42,448	31,865
Line of credit, net	(613,174)	1,797,716
Proceeds from convertible note payable	1,000,000	—
Payments on capital lease obligations	(32,687)	(34,210)
Advances from affiliate	—	33,096
Payments to affiliate	(125,080)	—
Proceeds from exercise of stock options	7,556	6,910

Net cash provided by financing activities	279,063	1,835,377

Net change in cash	(106,585)	311,026
Cash at beginning of year	337,143	26,117

Cash at end of year	$230,558	$337,143

Supplemental information:
Interest paid	$116,143	$75,391

Federal and state income taxes paid	$423,656	$34,122

Exchange of warrants and common stock for intellectual property	$311,278	$—

Acquisition of equipment under capital leases	$—	$38,974

The accompanying Notes to Financial Statements are an integral part of these financial statements.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

1.	Organization and significant accounting policies

Organization: 3E Technologies International, Inc. (formerly known as AEPTEC Microsystems, Inc.) was organized under the laws of the State of Maryland on November 27, 1995 to provide computer networking, wireless communications, and smart sensor systems. During the years ended December 31, 2005 and 2004, these services were provided principally to the United States Department of Defense. Until July 31, 2002, the Corporation was a subsidiary of Aepco, Inc. and was included in its parent company’s financial statements in accordance with accounting principles generally accepted in the United States of America. The financial statements are for the Corporation only and do not include the accounts of its former parent company.

Use of accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of financial statement presentation, the Corporation considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Corporation maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

Inventory: The Company manufactures secure wireless local area network (WLAN) devices. The Company includes direct material, direct labor, and overhead in inventory. Inventory is stated at the lower of cost or market, with the cost determined by the weighted average method. Inventory at December 31 consisted of:

	2005	2004
Raw materials	$589,579	$259,516
Work in process	92,048	19,928
Finished goods	124,305	191,960

Total	$805,932	$471,404

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

Property and equipment: Property and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years.

Accounts receivable: The face amount of accounts receivable is reduced by an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts.

Revenue: Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fixed fee. Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the loss anticipated on the contract. Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts. The Corporation recognizes revenue from product sales upon shipment.

Income taxes: Current income tax expense is the amount of income taxes expected to be payable for the current year. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

Stock options: At December 31, 2005 and 2004, the Corporation has a stock-based employee compensation plan, which is described more fully in Note 11. The Corporation measures compensation expense for its employee stock-based compensation plan using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Corporation applies the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-based Compensation, as amended by SFAS No. 148, Accounting for Stock-based Compensation -Transition and Disclosure as if the fair value-based method has been applied in measuring compensation expense. Under APB No. 25, compensation expense is recognized for the excess of the fair market value of the Corporation’s stock over the exercise price of the option at the date of grant.

As required under SFAS No. 123, the pro forma effects of stock-based compensation on net income for employee stock options granted have been estimated at the date of grant and beginning of the period, respectively, using a Black-Scholes option pricing model, with a risk free interest rate of 4.23%, expected life of 10 years, and zero dividends and zero volatility. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net income over the options’ vesting period. The following table illustrates the effect on net income if the Corporation had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation.

	2005	2004
Net (loss) income	$(1,862,810)	$453,166
Add: Stock-based employee compensation expense included in reported net income	127,343	22,308
Less: Stock based employee compensation expense determined under the fair value method	(141,093)	(28,585)

Pro-forma net (loss) income	$(1,876,560)	$446,889

Reclassifications: Certain 2004 balances have been reclassified to conform with the 2005 presentation

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

2.	Accounts receivable

Accounts receivable at December 31, 2005 and 2004, consist of amounts due under contracts in progress with Federal government agencies, primarily the Department of Defense and commercial entities. The components of accounts receivable are:

	2005	2004
Billed receivables	$4,677,815	$6,143,931
Unbilled receivables	648,118	608,996
Retention	657,759	367,682

Total	5,983,692	7,120,609
Less: Allowance for doubtful accounts	(59,600)	(34,000)

Total	$5,924,092	$7,086,609

All billed and unbilled receivable amounts are expected to be collected during the next fiscal year. The billed accounts receivable are pledged as collateral for the lines of credit. All retention amounts relate to cost contracts and can only be invoiced upon completion of federal government indirect cost audits. It is anticipated that the retention amounts will be collected upon contract completion and final billing.

3.	Other current assets

Other current assets consists of the following at December 31:

	2005	2004
Employee advances	$3,941	$3,833
Prepaid expenses	323,690	77,263

Total	$327,631	$81,096

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

4.	Intangible assets

Intangible assets consist of the following at December 31:

	2005
	Cost	Accumulated Amortization
Intellectual property	$311,278	$31,128

The intangible asset has no expected residual value at the end of its useful life. Amortization expense for the year ended December 31, 2005 was $31,128. Estimated amortization expense for the next five years as of December 31, 2005 is as follows:

Year Ending December 31	Amount
2006	$62,256
2007	62,256
2008	62,256
2009	62,256
2010	31,126

5.	Lines of credit

The Corporation negotiated a new line of credit on September 29, 2004 with a bank which expires on May 1, 2006. Under the terms of the new agreement, the Corporation can borrow up to $4,000,000, with interest at 2.75% over the stated LIBOR rate. The line is secured by all assets of the Corporation. The line of credit contains various financial covenants, which are subject to periodic review by the bank, including (i) minimum tangible net worth, (ii) leverage ratio limit, (iii) minimum current ratio and (iv) minimum interest coverage ratio. The Corporation was not in compliance with these covenants at December 31, 2005 and has received a waiver for noncompliance from the bank.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

6.	Other financing arrangements

The Company maintains a non-recourse factoring arrangement with a financial institution under which the Corporation sells certain invoices to the finance company on a discounted basis of 1% of the gross invoice value. Under the agreement the maximum face value to be sold is $200,000. This arrangement is treated as a sell of receivables in accordance with FASB Statement 140.

7.	Due to affiliate

At December 31, 2004, the Corporation owed $25,080 to a company that has common ownership and common board members. During 2004, the affiliate entered into a debt restructuring agreement in which it forgave debt of $1,098,711 and surrendered its ownership in the Company’s common stock. Under the agreement, the affiliate was due $100,000. This note was paid in full on April 30, 2005, and did not bear interest.

8.	Leases

The Corporation leased equipment, as lessee, under long-term lease arrangements accounted as capital leases that expired during 2005.

The amount necessary to reduce the minimum lease payments to their net present value is calculated at the interest rate implicit in the lease equipment which is approximately 5.4%. The net present value of the minimum lease payments and other balances related to the capital lease are included in the accompanying financial statements as follows at December 31:

	2005	2004
Capital lease obligations
Current portion	$—	$32,687
Long-term portion	—	—

Total capital lease obligations	$—	$32,687

Leased equipment under capital leases
Original asset value	$—	$105,652
Less: Accumulated amortization	—	(59,876)

Net book value at end of year	$—	$45,776

Amortization expense	$—	$21,601

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

The Corporation is obligated, as lessee, under non-cancelable operating leases for office space in Maryland and Pennsylvania. The minimum payments required under the leases are expensed on a pro rata basis over the term of the leases. The difference between the amounts expensed and the required lease payments is reflected as deferred rent in the accompanying balance sheets.

The following is a schedule by years of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2005:

Year Ending December 31	Total
2006	$716,484
2007	428,232

Total	$1,144,716

Total rent expense for the years ended December 31, 2005 and 2004 was $895,070 and $982,345, respectively.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

9.	Convertible note

During 2005, the Company entered into a convertible note purchase agreement with the affiliate referred to in Note 7 to provide amounts not to exceed $2,000,000. During 2005, the Company was provided $1,000,000 through the issuance of a convertible promissory note under this agreement. The note has a maturity date of June 30, 2006 and bears interest at a rate of 8% per year. Effective upon the closing of a “Qualified Financing” all of the outstanding principal and interest under the Notes will automatically be converted into shares of the same stock as issued to other investors in the qualified financing at a conversion price equal to $0.70 per share. In the event that there is no “Qualified Financing” on or before May 31, 2006, the Holder has the right anytime thereafter to convert any or all portion of the outstanding principal and interest into shares of the Payor’s Series A Convertible Preferred Stock at a price equal to $0.70 per share.

In the event that the Company consummates a “Change in Control” before the note is repaid in full, the entire outstanding principal balance and all unpaid accrued interest shall convert into shares of Series A Convertible Preferred Stock at a price equal to the conversion rate. A “Liquidation Preference” equal to 140% of the per share liquidation amount otherwise payable to the holders of common stock will be made available out of the net proceeds of the “Change in Control” in preference over any distribution to holders of common stock.

This note is subordinated in right of payment to the Company’s indebtedness to a bank.

Subsequent to year end, the affiliate advanced another $600,000 to the Company under this note.

10.	Stock options

In 2000, the Corporation established the AEPTEC Microsystems, Inc. Stock Award and Option Plan. The Plan allows the issuance of stock options, either qualified or non-qualified, to purchase up to 4,800,000 shares of Class B common stock. As of December 31, 2005 only nonqualified options have been issued under the plan. Options may be exercised for up to 120 months from the date they are granted and they vest over four years. The purpose of the plan is to reward key employees who are vital to the success of the Company.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

The following table summarizes activity in the stock option plan for the years ended December 31, 2005 and 2004:

	Number of Options	Weighted Average Option Price Per Share
Options outstanding January 1, 2004	3,863,250	$0.02
Options granted	320,000	0.04
Options forfeited or canceled	(1,709,500)	0.04
Options exercised	(691,000)	0.04

Options outstanding January 1, 2005	1,782,750	0.04
Options granted	1,835,000	0.05
Options forfeited or canceled	(168,250)	0.03
Options exercised	(158,875)	0.01

Options outstanding as of December 31, 2005	3,290,625	$0.04

At December 31, 2005, 1,094,625 shares were exercisable. The exercisable shares have a weighted average remaining life of seven years and a weighted average exercise price of $0.03 per share. At December 31, 2005, 1,875 remaining options were available for issuance.

Upon exercise of a stock option, shares are awarded from a pool of previously issued shares for which Aepco serves as custodian. No change in the number of shares issued is reflected in the accompanying Statement of Stockholders’ Equity for these exercises.

11.	Warrants

During 2005, the Company issued warrants for 500,000 shares of Class B common stock and 100,000 shares of Class B common stock in exchange for intellectual property. The warrants vest immediately and are exercisable at an option price of $.01 per share. The intellectual property was valued based upon the fair value of the stock and warrants exchanged.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

12.	Income taxes

For the years ended December 31, 2005 and 2004, the components of the provision for income taxes consisted of:

	2005	2004
Current
Federal	$112,320	$263,000
State	50,182	35,934

Total	$162,502	$298,934

Deferred
Federal	$(119,000)	$71,958
State	(33,000)	22,934

Total	$(152,000)	$94,892

Provision for income taxes	10,502	393,826

The provision for income taxes for the years ended December 31, 2005 and 2004 reflected in the accompanying financial statements varies from the amount which would have been computed using statutory rates as follows:

	2005	2004
Tax computed at graduated Federal statutory rates	$(620,836)	$287,977
State income taxes, net of Federal income tax effect	(84,360)	38,537
Permanent difference - Settlement costs (Note 15)	681,836	—
Other Permanent differences	33,862	67,312

Provision for income taxes	$10,502	$393,826

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

Deferred income tax assets of $239,000 and $87,000 at December 31, 2005 and 2004 result from financial statement income and expenses that are recognized in different periods for income tax purposes. The components of such temporary differences are as follows:

	2005	2004
Accrued compensation, deferred rent and allowance for doubtful accounts deducted for financial statement reporting purposes but not income tax reporting purposes	$(665,060)	$(275,189)
Excess of income tax basis depreciation expense over depreciation expense for financial reporting purposes	44,932	36,929

Net temporary differences	(620,128)	(238,260)

Deferred tax assets	$239,000	$87,000

During 2004, the Corporation used $108,238 of its net operating loss carry forward to reduce current year taxable income.

13.	Retirement plan

The Corporation sponsors a tax deferred retirement plan under the Internal Revenue Code to provide retirement benefits for all eligible employees. Participating employees may voluntarily contribute up to 60% of their annual salaries limited to amounts provided by Internal Revenue Service regulations. The Corporation makes matching contributions equal to 50% of a participant’s salary reduction contribution up to a maximum of five percent of a participant’s compensation as defined in the Plan. In addition, the Corporation may make discretionary contributions. The Corporation’s matching contributions in 2005 and 2004 were $132,529 and $144,117 respectively. No discretionary contribution was made during 2005 or 2004. Benefits provided by the Corporation’s matching and discretionary contributions vest as follows: 25% after two years and 25% each year thereafter until full vesting is achieved after five years service. Participants are fully vested in their voluntary contributions.

14.	Contract status

Provisional indirect cost rates: Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies’ cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Corporation may use for the periods audited. The final rates, if different from the provisional rates, may create a receivable or a liability.

3e Technologies International, Inc. (formerly known as

AEPTEC Microsystems, Inc.)

Notes to Financial Statements

As of December 31, 2005, the Corporation had negotiated final settlements on indirect cost rates through December 31, 2002. Subsequent to year end, the Corporation had negotiated final settlements on indirect cost rates for December 31, 2003 and 2004. The Corporation periodically reviews its cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Corporation’s financial position or results of operations. Management has provided an accrual for over-applied provisional billings in the amount of $616,321 and $628,113 at December 31, 2005 and 2004, respectively.

Contract backlog: The Corporation has authorized but uncompleted contracts in progress at December 31, 2005, approximately as follows:

Total contract price of initial contract awards including modifications, exercised options, and approved change orders	$41,645,000
Completed to date	(25,460,000)

Authorized backlog	$16,185,000

The foregoing contracts contain unexercised options and unfunded amounts not reflected in the above amounts totaling approximately $24,879,000 at December 31, 2005.

15.	Commitments and contingencies

During 2005, the Corporation was involved in a dispute with the Department of Health and Human Services (HHS) regarding several billing discrepancies. In February 2006, the dispute was settled for a $1,662,500. The settlement is due in installment payments with the first installment of $500,000 to be paid within 15 days of the effective date of the settlement. The remaining balance of $1,162,500 is to be paid within 120 days of the first payment, along with the payment of interest calculated at the rate of 5% interest per annum. As of December 31, 2005 this amount was included on the Balance Sheet in accounts payable and accrued expenses.